Exhibit 5.1

[Wilson Sonsini Goodrich & Rosati letterhead]

September 3, 2009

Magma Design Automation, Inc.

1650 Technology Drive

San Jose, CA 95110

Ladies and Gentlemen:

We have acted as counsel to Magma Design Automation, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, of a Registration Statement on Form S-4 (as amended, the “Registration Statement”), relating to the Company’s offer to exchange up to $49,939,000 aggregate principal amount of 6.0% Convertible Subordinated Notes due 2014 of the Company (the “Exchange Notes”) for up to an aggregate principal amount of $49,939,000 of its outstanding 2.0% Convertible Senior Notes due May 15, 2010 of the Company (the “Existing Notes”). The Company proposes to offer, upon the terms set forth in the Registration Statement, to exchange $1,000 of Exchange Notes for each $1,000 principal amount of Existing Notes. The Exchange Notes will be issued under an Indenture (the “Indenture”), to be entered into between the Company and U.S. Bank National Association, as trustee (the “Trustee”) and are initially convertible into 27,743,888 shares of common stock, $0.0001 par value per share (the “Shares”) pursuant to the terms of the Indenture for the Exchange Notes.

In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of the Registration Statement, together with the exhibits thereto and the documents incorporated by reference therein; the form of Indenture; the form of Exchange Note set forth in the Indenture and filed as an exhibit to the Registration Statement and such records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

In such examination, we have assumed (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the Indenture will be executed in the form of the form of Indenture filed as Exhibit 4.1 to the Registration Statement; and (iv) the legal capacity of all natural persons. As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company or of public officials, including those delivered to others in connection with the issuance of the Exchange Notes.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion as of this date that (i) the Exchange Notes have been duly authorized by all necessary corporate action on the part of the Company and, when duly executed by the Company, authenticated by the Trustee and delivered in accordance with the terms of the Indenture and as contemplated by the Registration Statement, will constitute valid and binding obligations of the Company, enforceable against it in accordance with their terms and (ii) the Shares have been duly authorized and, when issued upon conversion of the Exchange Notes in accordance with the terms thereof, will be validly issued, fully paid and non-assessable.

Our opinions are qualified as to:

(a) limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally;

(b) rights to indemnification and contribution which may be limited by applicable law or equitable principles; and

(c) general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, and limitation of rights of acceleration regardless of whether such enforceability is considered in a proceeding in equity or at law.

For purposes of this opinion, we do not purport to be experts in, and do not express any opinion on, any laws other than the laws of the State of New York, the Delaware General Corporation Law and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

This opinion letter is rendered as of the date first written above in connection with the Registration Statement. Our opinions are expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company. We assume no obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinions expressed herein.

We hereby consent to the use of this letter as an exhibit to the Registration Statement and to any and all references to our firm in the prospectus which is a part of the Registration Statement.

Very truly yours,

/s/ WILSON SONSINI GOODRICH & ROSATI
WILSON SONSINI GOODRICH & ROSATI, PROFESSION CORPORATION

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